EXHIBIT 99(b)



                    SECURITIES AND EXCHANGE COMMISSION



                         Washington, D.C.   20549


                                 Form 11-K

                               ANNUAL REPORT



                     Pursuant to Section 15 (d) of the
                      Securities Exchange Act of 1934



                For the Fiscal Year Ended December 31, 1994





                     PREMIER FINANCIAL SERVICES, INC.
                      SENIOR LEADERSHIP AND DIRECTORS
                        DEFERRED COMPENSATION PLAN
                         (Full title of the Plan)




                     PREMIER FINANCIAL SERVICES, INC.
                            27 WEST MAIN STREET
                            FREEPORT, IL  61032

      (Name of issuer of the Securities held pursuant to the Plan and the address of principal executive offices, including Zip Code)













                           Required Information


Financial Statements

The following financial statements are filed as part of this report:

          (a) Financial Statements of the Plan which are included in the annual report of the Plan to its Participants for the year ended December 31, 1994 as follows:

          Independent Auditors' Report
          Statement of Net Assets Available for Plan Benefits
            December 31, 1994
          Statement of Changes in Net Assets Available for Plan
            Benefits for the period form August 1, 1994 (commencement of operations) to December 31, 1994
          Notes to Financial Statements


          (b)  Exhibit

               23. Consents of Experts and Counsel









                                Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      Premier Financial Services, Inc.
                                      Senior Leadership and Directors
                                      Deferred Compensation Plan

    March 23, 1995                    By: David L. Murray
                                          David L. Murray, Executive
                                          Vice President, Chief
                                          Financial Officer and Director





PREMIER FINANCIAL SERVICES, INC.
SENIOR LEADERSHIP AND DIRECTORS
DEFERRED COMPENSATION PLAN





TABLE OF CONTENTS


                                                                   Page(s)

Independent Auditors' Report . . . . . . . . . . . . . . . . . . .      1

Statement of Net Assets Available for Plan Benefits. . . . . . . .      2

Statement of Changes in Net Assets Available for Plan Benefits . .      3

Notes to Financial Statements. . . . . . . . . . . . . . . . . . .     4-6





































                       Independent Auditors' Report


The Board of Directors
Premier Financial Services, Inc.
For the Premier Financial Services, Inc.
  Senior Leadership and Directors
  Deferred Compensation Plan:

We have audited the accompanying statement of net assets available for plan benefits of the Premier Financial Services, Inc. Senior Leadership and Directors Deferred Compensation Plan (Plan) as of December 31, 1994 and the related statement of changes in net assets available for plan benefits for the period from August 1, 1994 (commencement of operations) to December 31, 1994. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Plan's administrator, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Premier Financial Services, Inc. Senior Leadership and Directors Deferred Compensation Plan as of December 31, 1994, and the changes in net assets available for plan benefits for the period from August 1, 1994 (commencement of operations) to December 31, 1994 in conformity with generally accepted accounting principles.



KPMG Peat Marwick LLP
Chicago, Illinois
March 3, 1995













PREMIER FINANCIAL SERVICES, INC.
SENIOR LEADERSHIP AND DIRECTORS
DEFERRED COMPENSATION PLAN


Statement of Net Assets Available for Plan Benefits

December 31, 1994

Assets:
     Cash and cash equivalents                         $   215
     Premier Financial Services Inc., common stock,
       7,917 shares at fair value (cost-$59,042)        55,419
     Contributions receivable                           17,426

                                                       $73,060



See accompanying notes to financial statements.



































PREMIER FINANCIAL SERVICES, INC.
SENIOR LEADERSHIP AND DIRECTORS
DEFERRED COMPENSATION PLAN


Statement of Changes in Net Assets Available for Plan Benefits

Period from August 1, 1994 (commencement of operations) to December 31, 1994



Contributions:
     Participant                                                $61,221
     Employer                                                    15,293

Total contributions                                              76,514

Dividends on Premier Financial Services, Inc. common stock          169
Net depreciation in Premier Financial Services, Inc.
  common stock                                                   (3,623)

Total additions                                                  73,060

Net assets available for plan benefits:
     Beginning of year                                              -

     End of year                                                $73,060


See accompanying notes to financial statements.
























PREMIER FINANCIAL SERVICES, INC.
SENIOR LEADERSHIP AND DIRECTORS
DEFERRED COMPENSATION PLAN

Notes to Financial Statements

December 31, 1994


(1)  Description of Plan

     The following description of the Premier Financial Services, Inc. (Company) Senior Leadership and Directors Deferred Compensation Plan
     (Plan) provides only general information. Participants should refer to the Plan Agreement for a more complete description of the Plan's provisions. The Company is responsible for the general operation and administration of the Plan.

     The accompanying financial statements have been prepared in accordance with generally accepted accounting principles and present the net assets available for plan benefits and changes in net assets available for plan benefits.

     (a) Eligibility

     The Plan, established in 1994, is a defined contribution plan covering senior leadership employees of the Company as designated by the Board of Directors and those individuals who serve as directors of the Company. At December 31, 1994 there were 13 participants in the Plan.

     (b) Contributions to the Plan

     Both participants and the Company contribute to the Plan. A participant may contribute to the Plan by electing to defer annually the receipt of a portion of the compensation otherwise payable by the Company in any plan year. This participant contribution shall be a fixed amount or percentage of such compensation, but shall not exceed 20% of such participants base salary, 50% of such participants annual bonus or 100% of such participants directors' fees.

     Both employee and matching Company contributions are to be made monthly and invested in shares of Premier Financial Services, Inc. common stock. The Company may, in its discretion contribute Premier Financial Services, Inc. common stock, in an amount equal to the participants' and the matching Company contribution. In 1994 all contributions to the Plan were in the form of Premier Financial Services, Inc. common stock.

     (c) Investments

     Participant and Company contributions shall be invested in shares of the Company's common stock, except the excess amounts that are insufficient to purchase shares of Company common stock shall be held in cash until such amounts are sufficient to purchase shares of the Company's common stock. The investment in Premier Financial Services, Inc. common stock is stated at fair value by readily available market quotations.



     (d) Participant Accounts

     Each participant's account is credited with employee contributions and the matching company contribution. Dividends on shares of common stock held in a participants' account shall be credited to such participants' account. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.


     (e) Vesting

     Employee contributions are fully vested at all times. Company matching contributions shall invest on the date that is the earlier of (i) the last day of the plan year that begins three years after the end of the plan year in which such company contributions were made (ii) the date of the participant's employment termination on account of death or disability; (iii) the participant's retirement date or (iv) a change in control of the Company, as defined.

     (f) Withdrawals

     Upon termination of service, a participant whose vested account value is less than $5,000 will receive a lump sum amount equal to the value of their account. Participants who have a vested account value greater that $5,000 may elect to receive either a lump-sum amount equal to the value of their account or equal monthly installments over a fixed period of five, ten, or fifteen years depending upon the option chosen.

     Early withdrawals of a participant's vested account balance are allowed, subjet to a 10% penalty which is to be forfeited. Hardship distributions, as defined, are allowed at the discretion of the Company.
     A participants account shall be distributed in cash or common stock, at the discretion of the Company.

     (g) Expenses

     Administrative expenses of the Plan are paid by the Company.

     (h) Termination

     Although it has not expressed any intention to do so, the Company has the right under the Plan provisions to terminate the Plan. In the event of termination of the Plan, the amounts then held in the participants' accounts shall be 100% vested.

     (i) Forfeitures

     Forfeitures remain in the Plan and are used to offset future Company contributions.


                                    5






(2)  Federal Income Taxes

     The Plan is an unfunded nonqualified deferred compensation plan. All plan assets are held as part of the general assets of the Employer. Any earnings on plan assets are taxable to the Employer rather than the Plan; therefore, no provision for income tax has been made.





























                                      6



                           Exhibit 23


                           Consent of Independent
                        Certified Public Accountants


The Board of Directors
Premier Financial Services, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-8 of Premier Financial Services, Inc. of our report dated March 3, 1995 relating to the statement of net assets available for plan benefits of Premier Financial Services, Inc. Senior Leadership and Directors Deferred Compensation Plan as of December 31, 1994 and the related statement of changes in net assets available for plan benefits for the period from August 1, 1994 (commencement of operations) to December 31 1994, which report appears of Form 11-K of the Premier Financial Services, Inc Senior Leadership and Directors Deferred Compensation Plan.

KPMG Peat Marwick LLP

Chicago, Illinois
March 21, 1995